Exhibit 10.2

July 20, 2022

Ladies and Gentlemen:

Reference is made to the Standby Equity Purchase Agreement entered into on May 10, 2022 (the “SEPA”) between Canoo Inc., a Delaware corporation (the “Issuer”) and YA II PN, Ltd. (“Investor”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the SEPA or Pre-Paid Advance Agreement (the “Agreement”), as applicable.

On the date hereof, the Issuer and the Investor entered into the Agreement pursuant to which the Issuer may, from time to time, request pre-paid advances to be funded by the Investor. For so long as the Agreement remains in effect, the parties hereby agree that the Issuer shall not be able to request any Advances or any Pre-Advance Loans under the SEPA without the written consent of the Investor; except that, notwithstanding the foregoing, the Company shall be permitted to execute Advances under the SEPA if (i) the Market Price is below the Floor Price, or (ii) there is no balance outstanding under any Pre-Paid Advances under the Agreement. Upon termination or expiration of the Agreement, the Issuer shall once again be able to request Advances or a Pre-Advance Loan, without limitations set forth herein, subject to, and on the terms and conditions of the SEPA.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Investor and Issuer has executed or caused this letter agreement to be executed by its duly authorized representative as of the date set forth above.

INVESTOR:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Matt Beckman
Name:	Member

ISSUER:

CANOO INC.

By:	/s/ Tony Aquila
Name:	Tony Aquila
Title:	Executive Chairman and CEO